EXHIBIT 99.2

Third Quarter Fiscal Year 2006 April 27, 2006 This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). These statements are based on a number of assumptions concerning future events and are subject to numerous risks, uncertainties and other factors, many of which are outside the Company's control. The anticipated results described in the forward-looking statements could be materially different from the actual events and results. For a description of these risks, uncertainties and other factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent quarterly report on Form 10-Q filed February 9, 2006 under the caption "Risks Related to our Business". ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Mark King Chief Executive Officer

Quarterly Highlights Strong new business signings Healthy and expanding pipeline High client renewal rates Solid cash flow metrics Executing cost initiatives Slide #1

Q3 FY05 Q3 FY06 East 525.1 524.2 Revenue Summary ($ in millions) Q3 FY05 Q3 FY06 East 1063.3 1314.5 $1,063 $1,314 24% Total Q3 FY05 Q3 FY06 East 538.2 790.3 $538 $790 47% Commercial $525 Flat $524 Government Internal Revenue Growth = 6% Internal Revenue Growth = Flat Internal Revenue Growth = 11% Slide #2 Differences in schedule due to rounding Excluding the WWS divestiture, total growth was 10% Excluding the WWS divestiture, total growth was 30%

Earnings Per Share Slide #3 (1) - The impact of stock option expense for Q3 FY06 was $0.04 per diluted share and is included in the reported GAAP EPS results.

Strong New Business Signings BPO IT Outsourcing 91 99 Annualized Recurring Revenue $190 Million Commercial Government 153 37 Comments: 52% growth versus prior year quarter, 28% on a TTM basis Fifth highest in history; highest March quarter Segment mix: 81% Commercial, 19% Government Service line mix: 52% ITO, 48% BPO Total contract value - $0.9 billion (average life 4.5 years) $91M $99M $153M $37M Slide #4

New Business Profile Top 20 new business signings represent about 80% of annual recurring revenue signings in the quarter Margins are not decreasing Capital intensity is not increasing Capital intensity represents capital expenditures and customer contract related intangibles as a percentage of total contract revenue. Average capital intensity of ITO and BPO contracts is approximately 7% and 3%, respectively. Slide #5 Comments:

Quarterly Signings ($ in millions) Slide #6 Note: The above amounts have been adjusted to exclude signings from the Federal and WWS divestitures.

Areas of Focus - Progress Report Areas of Focus Cost structure review Heightened focus on client "Best practices" in government business Slide #7 Status Expect to be two-thirds complete by June 2006 Renewal rates back to mid-90% level Incentive based compensation being expanded / improved sales status reporting Key positions filled in both segments Ongoing Increase management depth Increasing shareholder value

Lynn Blodgett Chief Operating Officer

Commercial Highlights Strong overall signings ITO new business acceleration Record new business generating significant start-up costs Two underperforming multi-scope HR contracts Slide #8

Commercial Segment Results ($ in millions) Comments: Internal revenue growth:11%; third consecutive double-digit quarter. Startup losses to recent new business increased approximately $7 million from Q2 FY06. Slide #9 Impacted by delayed new business ramp and known Mellon client losses Includes net losses for two underperforming multi- scope HR contracts ($22M), restructuring charge ($3M) and Mellon transaction costs ($3M) Includes restructuring charge of $5M

IT Outsourcing Differentiators Slide #10 Selective in deal pursuits Healthy financial metrics Commitment to quality and innovation BS 15000 certification ISO 20000 certification Advisory firms' perception of ACS Approach is flexible and accommodating Deal teams connect with client staff

Human Capital Management Services (HCMS) Outsourcing Consulting East 0.53 0.47 Consulting: Outsourcing: Multi-scope HR Services and benefits 11 Multi-scope clients 115 Benefit-only clients Cost reduction plans in place 75% U.S. / 25% International Concentration in Retirement and H&W Consulting 2,400 clients Industry average operating margins Highlights: Revenue: $800 million (1) Full range of integrated, end-to- end HRO services 5,000+ employees Slide #11 (1) HCMS revenues are included in the Commercial segment revenues.

Government Highlights Pipeline is expanding, up over 40% sequentially Signed $37 million of annual new business - $70 million of awards pending contract finalization Excellent client satisfaction Integration of ASCOM acquisition proceeding on plan Slide #12

Government Segment Results ($ in millions) Comments: Internal revenue growth: Flat Internal growth impacted by lower non-recurring revenue Slide #13 Includes $48M of WWS revenue Includes $31M related to WWS Includes Federal A/R writedown ($2M), restructuring charges ($1M) offset by residual WWS gain ($3M) Excluding WWS, operating margin was 17.4%

Pipeline Overview Sales pipeline in excess of $1.5 billion Qualified pipeline - deals within 180 days and smaller than $100 million of annual revenue Overall pipeline greater than $1.5 billion Highest ever Commercial strength despite continued healthy signings Government pipeline accelerating Areas of Strength Transactional BPO Commercial ITO Healthcare HR outsourcing Slide #14

Warren Edwards Chief Financial Officer

Selected Income Statement Components ($ in million, except EPS amounts) Slide #15

Selected Balance Sheet Categories ($ in millions) Slide #16

Condensed Cash Flow ($ in millions) Slide #17 Note: See the non-GAAP supplemental schedules at the end of this presentation for a reconciliation and a discussion of the adjustments made to GAAP results. Differences in schedule due to rounding Excludes $86M of Mellon transition services and $26M in Mellon pre-acquisition bonus payments.

FY07 Initial Guidance Slide #18 Revenue growth expected to be at least 10% Considers impact of WWS Divestiture Diluted earnings per share growth expected to be at least 10% Assumes no further share repurchases

Supplemental Schedules Third Quarter Fiscal Year 2006 April 27, 2006

Supplemental Information We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor's benefit as a result of the particular transaction or event. Slide #S1

Non-GAAP Measures Use of Non-GAAP Financial Information The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures and ratios, used in managing the Company's business, may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time including Free Cash Flow and internal revenue growth may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein and we will present in other information we publish that contains any of these non-GAAP financial measures a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States. Slide #S2

Non-GAAP Measures (cont.) Internal revenue growth- is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. At the date of acquisition, we identify the trailing twelve months of revenue of the acquired company as the "pre-acquisition revenue of acquired companies." Pre-acquisition revenue of the acquired companies is considered "acquired revenues" in our calculation, and revenues from the acquired company, either above or below that amount are components of "internal growth" in our calculation. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth. Revenues from divested operations are excluded from the internal revenue growth calculation in the periods following the effective date of the divestiture. Our measure of internal revenue growth may not be comparable to similarly titled measures of other companies. Free cash flow - is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. Slide #S3

Non-GAAP Measures (cont.) Adjusted Net Cash provided by Operating Activities and Adjusted Free Cash Flow - In the first quarter of fiscal year 2006, we adopted Statement of Financial Accounting Standards No. 123(R) ("SFAS 123(R)"), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. In periods ending prior to July 1, 2005, the excess tax benefits from the exercise of stock-based compensation awards was classified as net cash provided by operating activities pursuant to Emerging Issues Task Force Issue No. 00-15 "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." However, for periods ending after July 1, 2005, pursuant to SFAS 123(R), the excess tax benefits from exercises are required to be reported in net cash provided by financing activities. We have calculated the excess tax benefits that would have been attributable to exercises in these prior periods as if the provisions of SFAS 123(R) were effective for those periods, and have presented a reconciliation of our previously reported cash flows from operating activities and free cash flow to the adjusted amounts, giving effect of the excess tax benefits attributable to those periods. This presentation is provided to enable investors to analyze our cash flows on a comparable basis. The third quarter of fiscal year 2006 was negatively impacted by the final settlement payments of $86 million related to the Mellon transition services agreement and Mellon pre-acquisition bonus payments of $26 million. Adjusted cash flow from operating activities and adjusted free cash flow are provided in order to present the impact of certain transactions or events on cash flow from operating activities and free cash flow that management expects to be infrequently occurring, so that investors can evaluate, and separate, the impact of these events on the Company's reported cash flows. We believe these adjusted measures are more indicative of the Company's cash flows and allow investors to analyze the performance of the Company in the same manner as management. Slide #S4

Revenue Growth - Second Quarter ($ in millions) Slide #S5

Revenue Growth - Third Quarter ($ in millions) Slide #S6

Slide #S7 Revenue Growth - YTD ($ in millions)

Slide #S8 Segment Results ($ in millions)

Slide #S9 Cash Flow Statement ($ in millions)

Third Quarter Fiscal Year 2006 April 27, 2006